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                                                                   EXHIBIT 10.30


                     AMENDED AND RESTATED SERVICES AGREEMENT

         This AMENDED AND RESTATED SERVICES AGREEMENT (the "Agreement") is entered into on this 5th day of March, 1999, by and between PRISON REALTY CORPORATION, a Maryland corporation (the "Company"), and CORRECTIONAL MANAGEMENT SERVICES CORPORATION, a Tennessee corporation ("CMSC").

                                   WITNESSETH:

        WHEREAS, the Company and CMSC are parties to that certain Services Agreement, dated as of January 1, 1999 (the "Services Agreement"), pursuant to which the Company agreed to make certain incentive payments to CMSC;

         WHEREAS, the purpose of the Services Agreement was to engage the services of CMSC to facilitate the construction and development of one or more additional correctional and detention facilities (the "New Facilities") or additions to its existing correctional and detention facilities (collectively with the New Facilities, the "Facilities"); and

        WHEREAS, the Company and CMSC desire to amend and restate the Services Agreement to amend certain terms and provisions thereof.

        NOW, THEREFORE, in consideration for the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree that the Services Agreement is amended and restated as follows:

        1. Services; Consideration.

           (a) Services; Additional Services. CMSC agrees to serve as the facilitator of the construction and development of one or more of the Facilities (as designated by the Company) and in such capacity shall perform at the direction of the Company such services as are customarily rendered in the construction and development of correctional and detention facilities (the "Services"). CMSC shall make such capital or other expenditures and take such other actions as the Company deems necessary or desirable to carry out the performance of such Services. In addition, if requested by the Company, CMSC agrees to provide such additional services relating to the construction and development of correctional and detention facilities as may be designated by the Company (the "Additional Services").

           (b) Consideration for Services. In consideration for the performance of Services by CMSC, the Company shall pay, and CMSC is entitled to receive, (i) a fee equal to five percent (5%) of the total capital expenditures (excluding the amount of the tenant incentive fee as described in that certain Tenant Incentive Agreement, dated as of January 1, 1999, between the parties (the "Tenant Incentive Agreement") and all fees herein referred to) incurred in connection with the construction and development of a Facility, plus (ii) an additional fee equal to $560 multiplied by the total number of new beds at the Facility for



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        Facility preparation services provided by CMSC prior to the date on which inmates are first received at such Facility. Notwithstanding the foregoing, the Company shall not be obligated to pay the additional fee described in clause (ii) of the preceding sentence with respect to any Facility unless CMSC leases such Facility from the Company. The fees payable hereunder shall be payable in cash or by such other means as approved by CMSC.

           (c) Consideration for Additional Services. If Additional Services are requested by the Company and performed by CMSC, the Company shall pay, and CMSC is entitled to receive, up to an additional 5% of the total capital expenditures (excluding the amount of the tenant incentive fee as described in Tenant Incentive Agreement and all fees herein referred
        to). The amount of the additional payment pursuant to this Section 1(c) for Additional Services shall be determined by mutual agreement of the Company and CMSC. The fees payable hereunder shall be payable in cash or by such other means as approved by CMSC.

        2. Term. This Agreement shall terminate on December 31, 2003, unless extended upon the written agreement of the parties.

        3. Authorization. Each party to the Agreement hereby represents and warrants that the execution, delivery, and performance of the Agreement are within the powers of each party and have been duly authorized by the party and its shareholders; the execution and performance of this Agreement by each party have been duly authorized by all applicable laws and regulations, and this Agreement constitutes the valid and enforceable obligation of each party in accordance with its terms.

        4. Amendment. This Agreement may be amended only with the written consent of both parties hereto.

        5. Notices. Any notice required or permitted herein to be given shall be given in writing and shall be delivered by United States mail, first class postage prepaid return receipt requested, as set forth below:

               If to the Company:

               Prison Realty Corporation
               10 Burton Hills Boulevard, Suite 100
               Nashville, TN  37215
               Attn:  Michael W. Devlin, Chief Operating Officer




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               If to CMSC:

               Correctional Management Services Corporation
               10 Burton Hills Boulevard
               Nashville, TN  37215
               Attn:  Darrell K. Massengale, Chief Financial Officer

        6. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which shall together constitute one agreement.

        7. Headings. Section headings are for convenience or reference only and shall not be used to construe the meaning of any provision in this Agreement.

        8. Law. This Agreement shall be construed in accordance with the laws of the State of Tennessee.

        9. Severability. Should any part of this Agreement be invalid or unenforceable, such invalidity or unenforceability shall not affect the validity and enforceability of the remaining portion.

        10. Successors. This Agreement shall be binding upon and inure to the benefit of the respective parties and their permitted assigns and successors in interest.

        11. Waivers. No waiver of any breach of any of the terms or conditions of this Agreement shall be held to be a waiver of any other or subsequent breach; nor shall any waiver be valid or binding unless the same shall be in writing and signed by the party alleged to have granted the waiver.

        12. Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto and supersedes all prior agreements and presentations with respect to the subject matter hereof.



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        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                    PRISON REALTY CORPORATION,
                                    a Maryland corporation



                                    By: /s/ Doctor R. Crants
                                        ----------------------------------------
                                    Title: Chairman & CEO
                                           -------------------------------------



                                    CORRECTIONAL MANAGEMENT SERVICES
                                    CORPORATION,
                                    a Tennessee corporation


                                    By: /s/ Darrell K. Massengale
                                        ----------------------------------------
                                    Title: CFO
                                           -------------------------------------